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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-43140) of our reports dated January 31, 2000, except as to Note 14 for which the date is March 13, 2000, relating to the financial statements and financial statement schedule of Evergreen Solar, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
September 20, 2000